UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2019 (February 15, 2019)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2019, Community Health Systems, Inc. (the “Company”) and its wholly-owned subsidiary, CHS/Community Health Systems, Inc. (the “Borrower”), entered into Amendment No. 1 (the “Agreement”), among the Company, the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Agent”), to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012, January 27, 2014 and March 23, 2018 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto, and the Agent.

The Credit Agreement was amended by the Agreement, with requisite covenant lender approval, to amend the first lien net debt to EBITDA ratio financial covenant and to reduce the extended revolving credit commitments to $385 million. The amended financial covenant provides for a maximum first lien net debt to EBITDA ratio of 5.00 to 1.0 from July 1, 2018 through December 31, 2018, 5.25 to 1.0 from January 1, 2019 through December 31, 2019, 5.00 to 1.00 from January 1, 2020 through June 30, 2020, 4.50 to 1.00 from July 1, 2020 through September 30, 2020, and 4.25 to 1.0 thereafter. In addition, the Borrower agreed pursuant to the Agreement to further restrict its ability to make restricted payments. The revolving credit commitments will terminate on January 27, 2021. The Credit Agreement includes a 91 day springing maturity date applicable if more than $250 million in the aggregate principal amount of the Borrower’s 8% senior notes due 2019, 7.125% senior notes due 2020, Term H Loans due 2021 or refinancings thereof are scheduled to mature or similarly become due within 91 days of such date.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit are filed herewith:

10.1	Amendment No. 1, dated as of February 15, 2019, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith Chairman of the Board and Chief Executive Officer (principal executive officer)